Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-135849, 333-135850, 333-140011) of Windstream Corporation of our report dated March 1, 2007 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 1, 2007 relating to the financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas
March 1, 2007